Exhibit 99
Bemis Company Reports 2015 Second Quarter Results with Strong Margin Improvement and Cash Flow

HIGHLIGHTS:

•	Second quarter diluted EPS from continuing operations increased 11.7 percent to $0.67 per share.

•	Gross profit as a percentage of net sales improved to 21.5 percent in the second quarter, compared to 20.0 percent in the prior second quarter.

•	U.S. Packaging segment operating profit return on sales increased to 14.8 percent, compared to 13.9 percent in the prior second quarter.

•	Global Packaging segment adjusted operating profit return on sales increased to 8.1 percent, compared to 7.2 percent in the prior second quarter.

•	Adjusted return on invested capital increased to 10.0 percent at June 30, 2015, compared to 9.5 percent at June 30, 2014.

•
Cash flow from operations for the first half of 2015 was $218.5 million, compared to $70.4 million for the first half of the prior year. The second quarter contributed $133.3 million of operating cash flow, compared to $57.9 million for the prior second quarter.

Neenah, Wisconsin, July 23, 2015 - Bemis Company, Inc. (NYSE:BMS) today reported second quarter 2015 diluted earnings per share from continuing operations of $0.67 per share, compared to $0.60 in the same quarter of 2014, an increase of 11.7 percent.

“I am pleased with our continued margin and cash flow improvements this quarter, as we build toward our long-term financial targets,” said William F. Austen, Bemis Company’s President and Chief Executive Officer. “Consistent with our strategy, strong mix of products and operational excellence delivered margin improvement across our entire business. We saw continued overall unit volume growth in our Global Packaging business, offset by light volume in our U.S. Packaging business. As we enter the second half of the year, we remain intently focused on margins as we commercialize new products, deliver productivity improvements, and execute strong pricing discipline.”

BUSINESS SEGMENT RESULTS

U.S. Packaging
U.S. Packaging net sales of $694.7 million for the second quarter of 2015 represented a decrease of 4.3 percent, compared to the same period of 2014, reflecting an approximate 5 percent decrease in unit volumes, partially offset by an increase in sales price and mix. Unit volumes declined primarily from the impact of the Company’s strategic pricing decisions.

U.S. Packaging operating profit increased to $102.9 million in the second quarter of 2015, or 14.8 percent of net sales, compared to $101.0 million, or 13.9 percent of net sales in the same period of 2014. This margin improvement primarily reflects continued operational improvements and sales mix benefits, partially offset by the impact of lower unit volumes.

Global Packaging
Global Packaging net sales for the second quarter of 2015 of $335.6 million represented a decrease of 9.7 percent, compared to the second quarter of 2014. Currency translation decreased net sales by 15.9 percent, primarily driven by currencies in Latin America. Excluding the impact of currency translation, net sales increased by 6.2 percent, reflecting an increase in unit volumes of approximately 5 percent, along with positive sales price and mix.

Global Packaging operating profit for the second quarter was $27.0 million, or 8.0 percent of net sales, compared to $26.6 million, or 7.2 percent of net sales, for the same period in 2014. The net effect of currency translation decreased operating profit during the second quarter of 2015 by $4.9 million, primarily driven by currencies in Latin America. Excluding the restructuring costs, segment adjusted operating profit would have been $27.3 million, or 8.1 percent of net sales. (See attached schedule: “Reconciliation of Non-GAAP Operating Profit.”)

Margin improvement in the Global Packaging segment reflects strong operating performance and the overall favorable impact of increased sales of sophisticated, value-added packaging.

CAPITAL STRUCTURE AND CASH FLOW

Total company net debt to adjusted EBITDA was 2.2 times at June 30, 2015. Net debt is defined as total debt less cash, and adjusted EBITDA is defined as the last twelve months total company adjusted operating income plus depreciation and amortization.

Cash flow from operations for the first half of 2015 was $218.5 million, compared to $70.4 million for the first half of 2014. The second quarter contributed $133.3 million of operating cash flow, compared to $57.9 million for the prior second quarter. Strong cash flow was driven by disciplined management of working capital.

During the second quarter, Bemis repurchased 1.0 million shares, for a total of $45.9 million. At June 30, 2015, the remaining Board authorization for the repurchase of Bemis common stock was 4.9 million shares.

2015 OUTLOOK

Management expects full year adjusted diluted earnings per share to be in the range of $2.52 to $2.62, as compared to the previous range of $2.52 to $2.67.

Commenting on the remainder of the year, Austen stated, “Our updated EPS guidance reflects the impact of currency translation, partially offset by the benefits of cost discipline.  We continue to execute our innovation pipeline to grow our business with the right mix of products.  We have improved the timing of our capital projects that will support productivity improvements and future growth; I am confident in the results these investments will bring. We are keenly focused on continuing to deliver progress toward our long term margin targets.”

Management is raising its capital expenditures outlook for 2015 to be in the range of $200 million to $215 million, an increase from its previous outlook of $185 million to $200 million. This increase reflects the improved timing of executing planned projects to support growth and operational efficiency.

Management expects an effective income tax rate for the full year 2015 of slightly less than 34 percent.

PRESENTATION OF NON-GAAP INFORMATION

This press release refers to non-GAAP financial measures: adjusted operating profit, adjusted operating profit as a percentage of net sales, net debt to adjusted EBITDA, adjusted return on invested capital, and adjusted diluted earnings per share. These non-GAAP financial measures adjust for factors that are unusual or unpredictable. These measures exclude the impact of certain amounts related to facility consolidation and plant closure activities, including employee-related costs, equipment relocation costs, accelerated depreciation, and the write-down of equipment. These measures also exclude gains or losses on sales of significant property and divestitures, certain litigation matters, and certain acquisition-related expenses, including transaction expenses, due diligence expenses, professional and legal fees, purchase accounting adjustments for inventory and order backlog, integration expenses, the cash portion of any acquisition earn-out payments recorded as compensation expenses, and changes in fair value of deferred acquisition payments. This adjusted information should not be construed as an alternative to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). It is provided solely to assist in an investor's understanding of the impact of these items on the comparability of the Company's ongoing business operations.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking,” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such content is subject to certain risks and uncertainties, including but not limited to general economic conditions, future changes in cost or availability of raw materials, the ability to adjust selling prices, consumer buying patterns, changes in customer order patterns, potential loss of business or increased costs due to customer or vendor consolidation, the results of competitive bid processes, costs associated with the pursuit of business combinations or divestitures, plant closures, a failure in our information technology infrastructure or applications, foreign currency fluctuations, changes in working capital requirements, changes in government regulations, and the availability and related cost of financing from banks and capital markets. Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors, which are detailed in the Company's regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2014.

INVESTOR CONFERENCE CALL

Bemis Company, Inc. will webcast an investor telephone conference regarding its second quarter 2015 financial results this morning at 11 a.m., Eastern Time. Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.” Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

ABOUT BEMIS COMPANY, INC.

Bemis Company, Inc. (“Bemis” or the “Company”) is a major supplier of flexible packaging used by leading food, consumer products, healthcare, and other companies worldwide. Founded in 1858, Bemis reported 2014 net sales from continuing operations of $4.3 billion. Bemis has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing, and converting. Headquartered in Neenah, Wisconsin, Bemis employs approximately 17,000 individuals worldwide. More information about Bemis is available at our website, www.bemis.com.

For additional information please contact:

Erin M. Winters
Director of Investor Relations
(920) 527-5288
Bemis Company Inc.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$1,030.3	$1,097.6	$2,070.4	$2,192.6
Cost of products sold	809.1	878.6	1,631.7	1,762.7
Gross profit	221.2	219.0	438.7	429.9

Operating expenses:
Selling, general and administrative expenses	103.9	104.4	210.3	211.0
Research and development	11.5	11.1	22.8	22.2
Restructuring costs	0.3	—	5.3	—
Other operating income	(3.7)	(3.1)	(6.3)	(5.2)

Operating income	109.2	106.6	206.6	201.9

Interest expense	12.8	17.0	25.9	33.9
Other non-operating income	(2.2)	(1.7)	(4.0)	(14.4)

Income from continuing operations before income taxes	98.6	91.3	184.7	182.4

Provision for income taxes	33.0	30.6	62.1	62.0

Income from continuing operations	65.6	60.7	122.6	120.4

Income (loss) from discontinued operations	—	5.1	(2.6)	(5.4)

Net income	$65.6	$65.8	$120.0	$115.0

Basic earnings per share:
Income from continuing operations	$0.68	$0.61	$1.26	$1.19
Income (loss) from discontinued operations	—	0.05	(0.03)	(0.05)
Net income	$0.68	$0.66	$1.23	$1.14

Diluted earnings per share:
Income from continuing operations	$0.67	$0.60	$1.25	$1.18
Income (loss) from discontinued operations	—	0.05	(0.03)	(0.05)
Net income	$0.67	$0.65	$1.22	$1.13

Cash dividends paid per share	$0.28	$0.27	$0.56	$0.54

Weighted average shares outstanding (including participating securities):
Basic	96.9	100.4	97.3	101.0
Diluted	98.1	101.4	98.4	101.9

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	June 30, 2015	December 31, 2014 (1)
ASSETS

Cash and cash equivalents	$87.8	$47.1
Trade receivables	498.3	496.3
Inventories	557.0	575.8
Prepaid expenses and other current assets	147.5	168.6
Total current assets	1,290.6	1,287.8

Property and equipment, net	1,146.1	1,142.9

Goodwill	937.4	963.1
Other intangible assets, net	157.5	168.6
Deferred charges and other assets	42.2	48.4
Total other long-term assets	1,137.1	1,180.1

TOTAL ASSETS	$3,573.8	$3,610.8

LIABILITIES

Short-term borrowings	$26.1	$31.3
Accounts payable	299.3	268.2
Employee-related liabilities	83.7	90.8
Accrued income and other taxes	32.8	23.3
Other current liabilities	60.5	67.8
Total current liabilities	502.4	481.4

Long-term debt, less current portion	1,357.8	1,311.6
Deferred taxes	224.6	223.4
Other liabilities and deferred credits	147.3	161.4

TOTAL LIABILITIES	2,232.1	2,177.8

EQUITY

Common stock issued (128.1 and 128.0 shares, respectively)	12.8	12.8
Capital in excess of par value	567.0	559.7
Retained earnings	2,151.5	2,086.8
Accumulated other comprehensive loss	(371.6)	(291.7)
Common stock held in treasury (31.6 and 29.8 shares at cost, respectively)	(1,018.0)	(934.6)

TOTAL EQUITY	1,341.7	1,433.0

TOTAL LIABILITIES AND EQUITY	$3,573.8	$3,610.8

(1)
The December 31, 2014 balance sheet includes reclassification adjustments to maintain comparability with the June 30, 2015 balance sheet. These reclassifications include moving other receivables into "Prepaid expenses and other current assets" and adjustments required by new accounting standards. These changes had no impact to operating cash flow.

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$120.0	$115.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80.1	94.8
Excess tax benefit from share-based payment arrangements	(0.5)	(0.6)
Share-based compensation	9.5	7.9
Deferred income taxes	(0.9)	(14.2)
Income of unconsolidated affiliated company	(0.9)	(0.6)
Non-cash impairment charge of discontinued operations	3.2	—
Gain on sale of property and equipment	(3.6)	(0.4)
Gain on divestitures	—	(9.4)
Changes in working capital, excluding effect of divestitures and currency	10.1	(116.6)
Changes in other assets and liabilities	1.5	(5.5)

Net cash provided by operating activities	218.5	70.4

Cash flows from investing activities
Additions to property and equipment	(96.3)	(69.3)
Proceeds from sale of property and equipment	7.4	7.8
Proceeds from divestitures	13.6	79.8

Net cash (used in) provided by investing activities	(75.3)	18.3

Cash flows from financing activities
Proceeds from issuance of long-term debt	2.0	—
Repayment of long-term debt	—	(0.2)
Net borrowing of commercial paper	43.5	32.5
Net (repayment) borrowing of short-term debt	(0.5)	5.3
Cash dividends paid to shareholders	(55.2)	(54.6)
Common stock purchased for the treasury	(83.4)	(84.1)
Deferred payments for business acquisitions	(4.4)	(6.6)
Excess tax benefit from share-based payment arrangements	0.5	0.6
Stock incentive programs and related tax withholdings	(2.7)	(1.5)

Net cash used in financing activities	(100.2)	(108.6)

Effect of exchange rates on cash and cash equivalents	(2.3)	5.4

Net increase (decrease) in cash and cash equivalents	40.7	(14.5)

Cash and cash equivalents balance at beginning of year	47.1	141.7

Cash and cash equivalents balance at end of period	$87.8	$127.2

BEMIS COMPANY, INC. AND SUBSIDIARIES
OPERATING PROFIT AND PRETAX PROFIT
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
U.S. Packaging operating profit	$102.9	$101.0	$198.3	$192.8

Global Packaging:
Operating profit before restructuring costs	27.3	26.6	56.6	50.7
Restructuring costs	(0.3)	—	(5.3)	—
Operating profit	27.0	26.6	51.3	50.7

General corporate expenses	(20.7)	(21.0)	(43.0)	(41.6)

Operating income	109.2	106.6	206.6	201.9

Interest expense	12.8	17.0	25.9	33.9

Other non-operating income	(2.2)	(1.7)	(4.0)	(14.4)

Income from continuing operations before income taxes	$98.6	$91.3	$184.7	$182.4

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP OPERATING PROFIT
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
U.S. Packaging
Net sales	$694.7	$725.8	$1,401.7	$1,464.0

Operating profit as reported	$102.9	$101.0	$198.3	$192.8

Operating profit return on sales
As reported	14.8%	13.9%	14.1%	13.2%

Global Packaging
Net sales	$335.6	$371.8	$668.7	$728.6

Operating profit as reported	$27.0	$26.6	$51.3	$50.7

Non-GAAP adjustments:
Restructuring costs (1)	0.3	—	5.3	—

Operating profit as adjusted	$27.3	$26.6	$56.6	$50.7

Operating profit return on sales
As reported	8.0%	7.2%	7.7%	7.0%
As adjusted	8.1%	7.2%	8.5%	7.0%

(1)	Includes costs related to the plant closure in Philadelphia, Pennsylvania (a healthcare packaging manufacturing facility).

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EARNINGS PER SHARE
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Continuing Operations
Diluted earnings per share, as reported	$0.67	$0.60	$1.25	$1.18

Non-GAAP adjustments per share, net of taxes:
Gain on divestiture (1)	—	—	—	(0.06)
Restructuring costs (2)	—	—	0.03	—

Diluted earnings per share, as adjusted	$0.67	$0.60	$1.28	$1.12

(1)	Gain on divestiture relates to the sale of the Paper Packaging Division.

(2)	Includes costs related to the plant closure in Philadelphia, Pennsylvania (a healthcare packaging manufacturing facility).

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(in millions)
(unaudited)

	Quarter Ended				12 months ended June 30, 2015
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Income from Continuing Operations
Operating income (EBIT)	$109.2	$97.4	$98.5	$107.3	$412.4
Restructuring costs	0.3	5.0	—	—	5.3
Adjusted EBIT (Continuing Operations)	109.5	102.4	98.5	107.3	417.7

(Loss) Income from Discontinued Operations	—	(2.6)	1.9	(44.5)	(45.2)
Income taxes	—	(1.1)	0.8	9.6	9.3
Other non-operating loss (income)	—	—	—	0.1	0.1
Discontinued Operations EBIT	—	(3.7)	2.7	(34.8)	(35.8)
Discontinued operations impairment and plant closure	—	3.7	—	43.9	47.6
Adjusted EBIT (Discontinued Operations)	—	—	2.7	9.1	11.8

Adjusted EBIT (Bemis Company Inc.) (a)	$109.5	$102.4	$101.2	$116.4	$429.5

Average Invested Capital[1] (b)					2,795.5
Assumed tax rate[2] (c)					35.0%
Adjusted ROIC (a * (1 - c) / b)					10.0%

	Quarter Ended				12 months ended June 30, 2014
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Income from Continuing Operations
Operating income (EBIT)	$106.6	$95.3	$94.2	$87.6	$383.7
Restructuring costs	—	—	(0.6)	15.8	15.2
Adjusted EBIT (Continuing Operations)	106.6	95.3	93.6	103.4	398.9

(Loss) Income from Discontinued Operations	5.1	(10.5)	5.9	5.1	5.6
Income taxes	4.0	(5.8)	2.5	2.9	3.6
Other non-operating income	0.1	—	—	—	0.1
Discontinued Operations EBIT	9.2	(16.3)	8.4	8.0	9.3
Discontinued operations plant closure	—	25.0	—	—	25.0
Adjusted EBIT (Discontinued Operations)	9.2	8.7	8.4	8.0	34.3

Adjusted EBIT (Bemis Company Inc.) (a)	$115.8	$104.0	$102.0	$111.4	$433.2

Average Invested Capital[1] (b)					2,974.3
Assumed tax rate[2] (c)					35.0%
Adjusted ROIC (a * (1 - c) / b)					9.5%

1 - Average invested capital includes all equity and debt amounts, less cash calculated on a five-quarter average.
2 - Tax rate assumed to be the U.S. federal statutory rate.